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                                                             EXHIBIT 99.03

             MICHIGAN DEPARTMENT OF CONSUMER AND INDUSTRY SERVICES
              CORPORATION, SECURITIES AND LAND DEVELOPMENT BUREAU
Date Received                                 (FOR BUREAU USE ONLY)
10-09-98                             This document is effective on the date
                                     filed, unless a subsequent effective
                                     date within 90 days after received date
                                     is stated on the document.
                                          FILED - 10/13/98
Name                                 Administrator
InMold, Inc.                         MI DEPARTMENT OF CONSUMER & INDUSTRY
Address                              SERVICES CORPORATION, SECURITIES &
755 W. Big Beaver, Ste 312           LAND DEVELOPMENT BUREAU
City          State      Zip Code    10/09/1998 CSALKELD
Troy          Michigan    48084      Trans  00939963
Document will be returned to the     SANDERS CONFECTIONERY PRODUCT
name and address you enter above.    1619
If left blank document will be       Total $10.00
mailed to the registered office.     Crps Org & Filing & LLC art
                                     EXPIRATION DATE: DECEMBER 31,2003

                          CERTIFICATE OF ASSUMED NAME
 For use by Corporations, Limited Partnerships and Limited Liability Companies
          (Please read information and instructions on reverse side)

    Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), Act 162, Public Acts of 1982 (nonprofit corporations), Act 213, Public Acts of 1982 (limited partnerships), or Act 23, Public Acts of 1993 (limited liability companies), the corporation, limited partnership, or limited liability company in item one executes the following Certificate:
1. The name of the corporation, limited partnership, or limited liability company is:

    Inmold, Inc.

2.  The identification number assigned by the Bureau is:  [628827]

3.  The assumed name under which business is to be transacted is:

    Inmold Corporation

4.  This document is hereby signed as required by the Act.



          COMPLETE ITEM 5 ON LAST PAGE IF THIS NAME IS ASSUMED BY MORE THAN ONE ENTITY.

                  Signed this 5th day of October, 1998

                  By /s/  John M. Sanders
                  --------------------------------------------------------
                                       (Signature)

                  John M. Sanders                          Secretary
                  --------------------------------------------------------
                  (Type or Print Name)           (Type or Print Title)


                  --------------------------------------------------------
                  (Limited Partnerships Only-indicate Name of General Partner if the General Partner is a corporation or other entity)